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                                                                     EXHIBIT 5.2

           [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

                              January 6, 1999


Occidental Petroleum Corporation
10889 Wilshire Boulevard
Los Angeles, CA  90024

Ladies and Gentlemen:

          We have acted as special counsel to Occidental Petroleum Corporation, a Delaware corporation (the "Company"), Oxy Capital Trust I, Oxy Capital Trust II and Oxy Capital Trust III, each a statutory business trust created under the Business Trust Act of the State of Delaware (each a "Trust," and collectively, the "Trusts"), in connection with the preparation of the Registration Statement on Form S-3 (No. 333-69303) (the "Registration Statement") filed by the Company and the Trusts with the Securities and Exchange Commission (the "Commission") on December 21, 1998 with respect to the registration under the Securities
Act of 1933, as amended (the "Act"), of $1,400,000,000 aggregate public offering price of (i) the Company's (a) unsecured senior debt securities (the "Senior Debt Securities"), which may be issued pursuant to an indenture, dated as of April 1, 1998, between the Company and The Bank of New York, as Trustee
(the "Senior Indenture"); (b) subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), which may be issued pursuant to an indenture (as amended or supple mented, the "Subordinated Indenture"), between the Company and a trustee; and
(c) guarantees by the Company of the preferred securities described below (the "Guarantees" and, together with the Debt Securities, the "Company Securities") which may be issued under one or more guarantee agreements which may be entered into by the Company; and (ii) preferred securities (the "Preferred Securities") of the Trusts which may be issued by one or more Trusts pursuant to its Amended and Restated Declaration of Trust (each an "Amended Declaration").
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Occidental Petroleum Corporation
January 6, 1999
Page 2

          This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act.

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Restated Certificate of Incorporation and By-Laws of the Company, in each case, as amended as of the date hereof; (iii) the Certificate of Trust of each of the Trusts filed with the Secretary of State of the State of Delaware on December 16, 1998; (iv) the form of Amended Declaration of each Trust filed as an exhibit to the Registration Statement; (v) the form of the Preferred Security filed as an exhibit to the Registration Statement; and (vi) certain resolutions of the Board of Directors of the Company relating to the transactions contemplated by the Registration Statement, the creation of the Trusts and related matters (the "Board Resolutions"). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than the Company and the Trusts, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

          In expressing the opinions contained herein, we have assumed with your permission that the execution and delivery by the Company and the Trusts, as applicable, of the Company Securities or the Preferred Securities, the consummation of the transactions contemplated by the Registration Statement and the performance by the
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Occidental Petroleum Corporation
January 6, 1999
Page 3

Company and each of the Trusts of their respective obligations under the Company Securities and the Preferred Securities, as applicable, do not and will not violate, conflict with or constitute a breach of or a default (with the passage of time or otherwise) under (i) any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any Trust may be bound or to which any of their respective properties is subject, (ii) any provision of any statute, law, rule, or regulation to which the Company or the Trusts may be subject, (iii) any order or decree of any court, governmental agency or authority entered in any proceeding to which the Company or any Trust was or is now a party or by which it is bound or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company, each of the Trusts and others.

          Members of our firm are admitted to the bar in the State of Delaware and we do not express any opinion as to the laws of any other jurisdiction.

          Based upon and subject to the foregoing we are of the opinion that:

          1. With respect to the Preferred Securities (the "Offered Preferred Securities"), when (i) the trustees of the applicable Trust have taken all necessary action to adopt the Amended Declaration and to fix and determine the terms of the Offered Preferred Securities in accordance with the Amended Declaration; (ii) the terms of the Offered Preferred Securities and of their issuance and sale have been duly established in conformity with the Amended Declaration so as not to violate any applicable law; and (iii) the Offered Preferred Securities have been duly issued and delivered by the applicable Trust as contemplated by the Registration Statement and the prospectus supplement relating thereto, the issuance and sale of the Offered Preferred Securities will have been duly authorized for issuance and, subject to the limitations set forth in paragraph 2 below, will represent fully-paid, nonassessable and undivided beneficial interests in the assets of the applicable Trust.
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Occidental Petroleum Corporation
January 6, 1999
Page 4

          2. The holders of the Offered Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the Delaware General Corporation Law. We bring to your attention, however, that the holders of the Offered Preferred Securities of each Trust may be obligated, pursuant to the Amended Declaration of such Trust, to (i) provide indemnity and/or security in connection with, and pay taxes or governmental charges arising from, transfers of Offered Preferred Securities and the issuance of replacement Offered Preferred Securities and (ii) provide security and indemnity in connection with requests of, or directions to, the Property Trustee (as defined in the applicable Amended Declaration) to exercise its rights and powers under the applicable Amended Declaration.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Opinions" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

                         Very truly yours,

                         /s/ Skadden, Arps, Slate, Meagher & Flom LLP